Exhibit 99.1

RxSight, Inc. Reports Fourth Quarter and Fiscal Year 2021 Financial Results

Aliso Viejo, Calif. (NASDAQ: RXST) – March 8, 2022 – RxSight, Inc., an ophthalmic medical device company dedicated to improving the vision of patients following cataract surgery, today reported financial results for the three months and fiscal year ended December 31, 2021.

Recent Highlights

•
Achieved fourth quarter 2021 revenue of $8.4 million, representing growth of 71% compared to the prior year period and 46% growth over the third quarter of 2021 driven by the:
•
Sale of 45 Light Delivery Devices (LDD™s), expanding the installed base to 206 LDDs as of December 31, 2021; and
•
Sale of 2,959 Light Adjustable Lenses (LAL®s).
•
Achieved fiscal year 2021 revenue of $22.6 million, representing growth of 54% compared to the fiscal year 2020 driven by the:
•
Sale of 114 LDDs; and
•
Sale of 8,328 LALs.

“2021 was a very productive year for RxSight®. We accelerated growth in the adoption and utilization of our Light Adjustable Lens, completed a successful IPO, introduced key product advancements like ActivShield™, and rapidly expanded our U.S. commercial team. These accomplishments, coupled with the LAL’s unique ability to deliver precisely customized vision for patients, as well as to expand premium cataract revenue for doctors and practices, have created substantial momentum for RxSight to drive continued growth in 2022.” said Ron Kurtz, CEO and President of RxSight.

Fourth Quarter Financial Results

In the fourth quarter of 2021, total revenue was $8.4 million, an increase of 71% compared to the fourth quarter of 2020 and 46% growth over the prior quarter ended September 30, 2021. The revenue growth as compared to the fourth quarter of 2020, was due to a 96% increase in the number of LDDs sold and 88% increase in the number of LALs sold during the fourth quarter of 2021.

Gross profit for the fourth quarter of 2021 was $2.9 million, or 34% of revenue compared to gross profit of $1.4 million, or 28% for the fourth quarter of 2020. The increase in gross profit was due to the increase in the number of LALs and LDDs sold.

Total operating expenses for the fourth quarter of 2021 were $17.5 million, an 81% increase from $9.7 million in the fourth quarter of 2020. The increase was primarily driven by higher headcount in sales and marketing to support the growth of the business, costs of operating as a public company and an increase of $1.7 million in stock-based compensation expense.

In the fourth quarter of 2021, net (loss) was $(15.7) million, or $(0.58) per diluted share on a basic and diluted basis, as compared to a net income attributable to common shareholders of $26.3 million, or $1.11 and $1.05 per share on a basic and diluted basis, respectively in the fourth quarter of 2020.

Adjusted net (loss) was $(12.8) million, or $(0.47) per share on a basic and diluted basis, in the fourth quarter of 2021, compared to an adjusted net (loss) of $(28.0) million, or $(7.77) per share on a basic and diluted basis in the fourth quarter of 2020.

Full Year 2021 Financial Results

Full year 2021 total revenue was $22.6 million, an increase of 54% compared to the full year of 2020. The revenue increase was due to a 56% increase in the number of LDDs sold and an 86% increase in the number of LALs sold in 2021 as compared to 2020.

Gross profit for the full year of 2020 was $4.5 million, or 20% of revenue compared to gross profit of $1.7 million, or 12% of revenue for the full year of 2020. The increase in gross profit was due to the increase in the number of LALs and LDDs sold.

Total operating expenses for the full year of 2021 were $57.3 million, a 54% increase from $37.1 million for the full year of 2020. The increase was primarily driven by higher headcount in sales and marketing to support the growth of the business, costs of operating as a public company and an increase of $3.4 million in stock-based compensation expense.

In 2021, net (loss) was $(48.7) million, or $(3.57) per share on a basic and diluted basis, as compared to a net income attributable to common shareholders of $3.4 million, or $0.91 and $0.15 per share on a basic and diluted basis, respectively in 2020.

Adjusted net (loss) was $(43.8) million, or $(3.22) per share on a basic and diluted basis, in 2021, compared to an adjusted net (loss) of $(58.0) million, or $(14.96) per share on a basic and diluted basis in 2020.

Cash, cash equivalents and short-term investments as of December 31, 2021 were $159.3 million and long-term debt was $39.8 million.

Financial Outlook

RxSight projects 2022 full year revenue to be between $40.0 million and $44.0 million, full year gross margin of 35% to 36% of revenue and full year operating expenses of $86.0 million to $90.0 million.

Conference Call

On Tuesday, March 8, 2022, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its fourth quarter and fiscal year 2021 financial results. The call may be accessed by dialing 844-602-7038 (U.S.) or 916-637-9714 (International) five to ten minutes prior to the start time, using conference ID: 8478727 or through a live and archived webcast of the event available for one year at https://investors.rxsight.com/.

2022 Annual Meeting of Stockholders

RxSight, Inc. today announced that the Company's Annual Meeting of Stockholders will be held on June 2, 2022 virtually. The Company’s Board of Directors set April 11, 2022 as the record date for the Annual Meeting.

About RxSight, Inc.

RxSight, Inc. is a commercial-stage medical technology company dedicated to improving the vision of patients following cataract surgery. The RxSight Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens (LAL), RxSight Light Delivery Device (LDD) and accessories, is the first and only commercially available intraocular lens (IOL) technology that enables doctors to customize and optimize visual acuity for patients after cataract surgery. The LAL now features ActivShield technology, a revolutionary UV protection layer built into the lens. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including the LAL’s unparalleled ability to deliver customized, high quality vision for patients, the ability for the RxSight system to expand premium practice revenue for doctors, the Company’s momentum going into 2022, the Company’s projected revenue, gross margin and net loss for 2022. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among other things, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Investor Relations Contact:

Philip Taylor

Gilmartin Group

415.937.5406

IR@rxsight.com

Company contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

RxSIGHT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Sales	$8,427	$4,915	$22,593	$14,678
Cost of sales	5,558	3,535	18,076	12,973
Gross profit	2,869	1,380	4,517	1,705
Operating expenses:
Selling, general and administrative	11,619	4,410	32,805	15,176
Research and development	5,916	5,272	24,499	21,934
Loss on sale of equipment	—	—	—	7
Total operating expenses	17,535	9,682	57,304	37,117
Loss from operations	(14,666)	(8,302)	(52,787)	(35,412)
Other income (expense):
Change in fair value of warrants	—	35,078	2,717	63,011
Expiration of warrant	—	—	5,018	—
Interest expense	(1,079)	(498)	(3,682)	(510)
Interest and other income, net	11	20	54	543
(Loss) income before income taxes	(15,734)	26,298	(48,680)	27,632
Income tax expense	—	4	8	57
Net (loss) income	(15,734)	26,294	(48,688)	27,575
Accretion to redemption value of redeemable preferred stock and redeemable stock options	—	(8,038)	—	(24,209)
Net loss (income) attributable to common stockholders	(15,734)	18,256	(48,688)	3,366
Other comprehensive loss
Unrealized gain (loss) on short-term investments	(5)	6	(7)	(49)
Foreign currency translation loss	(4)	(7)	(10)	—
Total other comprehensive loss	(9)	(1)	(17)	(49)
Comprehensive (loss) income	$(15,743)	$26,293	$(48,705)	$27,526
Net (loss) income per share:
Attributable to common stock, basic	$(0.58)	$1.11	$(3.57)	$0.91
Attributable to common stock, diluted	$(0.58)	$1.05	$(3.57)	$0.15
Attributable to Series G common stock, basic	$—	$—	$—	$(0.39)
Attributable to Series G common stock, diluted	$—	$—	$—	$(0.62)
Weighted-average shares used in computing net (loss) income per share:
Attributable to common stock, basic	27,352,638	3,811,190	13,625,044	3,707,207
Attributable to common stock, diluted	27,352,638	5,564,916	13,625,044	5,532,305
Attributable to Series G common stock, basic and diluted	—	1	—	1

RxSIGHT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$24,361	$13,994
Short-term investments	134,971	54,981
Accounts receivable	4,862	2,865
Inventories	8,032	8,288
Prepaid and other current assets	4,069	1,372
Total current assets	176,295	81,500
Property and equipment, net	11,217	13,287
Operating leases right-of-use assets	4,284	5,319
Restricted cash	811	461
Other assets	114	110
Total assets	$192,721	$100,677
Liabilities, redeemable common stock, stock options, convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$1,689	$1,134
Accrued expenses and other current liabilities	7,859	4,174
Warrant liability	—	5,018
Lease liabilities	1,529	1,274
Total current liabilities	11,077	11,600
Long-term warrant liability	—	3,828
Long-term lease liabilities	3,642	5,079
Term loan, net	39,760	24,399
Total liabilities	54,479	44,906
Commitments and contingencies (Note 16)
Redeemable common stock:
Common stock, $0.001 par value, no shares authorized, issued or outstanding as of December 31, 2021 and 24,545,966 shares authorized, 3,813,450 shares issued and outstanding as of December 31, 2020	—	80,780
Notes receivable for common stock issued	—	(803)
Redeemable stock options	—	53,085
Convertible preferred stock:
Preferred stock, $0.001 par value, no shares authorized, issued or outstanding as of December 31, 2021 and 16,572,792 shares authorized, 14,376,272 shares issued and outstanding as of December 31, 2020 (redeemable)	—	353,300
Stockholders' equity (deficit):
Common stock, $0.001 par value, 900,000,000 shares authorized, 27,366,746 shares issued and outstanding as of December 31, 2021	27	—
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	617,511	—
Series G common stock, $0.001 par value, no share authorized or outstanding as of December 31, 2021 and 1 share authorized, issued and outstanding as of December 31, 2020	—	—
Series W common stock, $0.001 par value, no share authorized, issued or outstanding as of December 31, 2021 and 1 share authorized and no share outstanding as of December 31, 2020	—	—
Accumulated other comprehensive loss	(20)	(3)
Accumulated deficit	(479,276)	(430,588)
Total stockholders' equity (deficit)	138,242	(430,591)
Total liabilities, redeemable common stock, stock options, convertible preferred stock and stockholders' equity (deficit)	$192,721	$100,677

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including Adjusted net (loss), and Adjusted net (loss) per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense and the change in fair value of warrants because these are non-cash in nature and excluding these items provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net (Loss) and Adjusted Net (Loss) Per Share

Adjusted net (loss) is a non-GAAP financial measure that we define as net (loss) income adjusted for (i) stock-based compensation and (ii) change in fair value of warrants. We believe Adjusted net (loss) provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. Adjusted net (loss) for Series G Common Stock is not impacted by the adjustments.

Reconciliations of net (loss) income to Adjusted net (loss) and the presentation of Adjusted net (loss) per share, basic and diluted, are as follows:

RxSIGHT, INC.

GAAP To NON-GAAP RECONCILIATIONS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Common Stock
Numerator:
Net (loss) income available to stockholders, basic	$(15,734)	$4,224	$(48,688)	$3,366
Net (loss) income available to stockholders, diluted	(15,734)	5,827	(48,688)	855
Add:
Stock-based compensation	2,910	1,237	7,575	4,185
Change in fair value of warrants	—	(35,078)	(2,717)	(63,011)
Adjusted net (loss) income available to common stockholders, basic:	$(12,824)	$(29,617)	$(43,830)	$(55,459)
Adjusted net (loss) income available to common stockholders, diluted:	$(12,824)	$(28,013)	$(43,830)	$(57,971)

Denominator:
Weighted-average shares outstanding, basic	27,352,638	3,811,190	13,625,044	3,707,207
Weighted-average shares outstanding, diluted	27,352,638	5,564,916	13,625,044	5,532,305
Adjusted Net (loss) income per share, basic	$(0.47)	$(7.77)	$(3.22)	$(14.96)
Adjusted net (loss) income per share, diluted	$(0.47)	$(7.77)	$(3.22)	$(14.96)